Exhibit 10.6

AMENDMENT TO ADDENDUM TO LICENSE AGREEMENT

WHEREAS, effective as of December 7, 2021, Disc Medicine, Inc. (“Disc” or the “Company”), F. Hoffmann-La Roche Ltd (“Roche Basel”) and Hoffmann-La Roche Inc. (“Roche US” and, together with Roche Basel, “Roche”) executed an addendum to that certain License Agreement dated as of May 7, 2021 (the “Agreement”) among the Parties (as defined below), pursuant to which the Company and Roche memorialized their mutual understanding of the rights Roche and its affiliates may have under the Agreement in the event that the Company completes an IPO (the “Addendum”). Each of Disc, Roche US and Roche Basel are referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties desire to amend the Addendum as set forth herein:

NOW, THEREFORE, the Parties agree as follows:

1.	The Parties wish to replace paragraph 4 of the Addendum in its entirety with the following:

“4.
This Addendum shall automatically terminate upon the earliest to occur, if any, of (i) the Company notifying Roche that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters, (iii) the registration statement filed with the SEC with respect to the Public Offering contemplated by the Underwriting Agreement is withdrawn or (iv) May 31, 2022, in the event the closing of the Public Offering shall not have occurred on or before such date.   For purposes of this Addendum, Underwriting Agreement shall mean an Underwriting Agreement that Morgan Stanley & Co. LLC, Jefferies LLC and SVB Leerink LLC (collectively, the “Representatives”) propose to enter into with Disc Medicine, Inc. (the “Underwriting Agreement”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares of the common stock, par value $0.0001 per share, of the Company.”

2.	Except as specifically provided herein, the terms and conditions of the Addendum shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have entered into this Amendment as of the date set forth below when all Parties have executed this Amendment.

DISC MEDICINE, INC.

/s/ John Quisel
Name:	John Quisel
Title:	President & CEO

Date: February 28, 2022

F. HOFFMANN-LA ROCHE LTD

/s/ Vikas Kabra
Name:	Vikas Kabra
Title:	Authorized Signatory

Date: February 28, 2022

/s/ Barbara Schroeder
Name:	Barbara Schroeder
Title:	Authorized Signatory

Date: February 28, 2022

HOFFMANN-LA ROCHE INC.

/s/ John Parise
Name:	John Parise
Title:	Authorized Signatory

Date: February 28, 2022

[Signature Page to Amendment to Addendum to License Agreement]